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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)   October 31, 1997


                           NTN COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)

            1-11460                                     31-1103425
     (Commission File Number)               (I.R.S. Employer Identification No.)

         5966 LA PLACE COURT                               92008
        CARLSBAD, CALIFORNIA                            (Zip Code)
(Address of principal executive offices)

                                (760) 438-7400
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
         (Former name or former address, if changed since last report)


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Item 5.   Other Events.
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     On October 31, 1997, NTN Communications, Inc., a Delaware corporation (the
"Company"), issued and sold to two institutional investors 70,000 shares of the Company's Series B Convertible Preferred Stock, $100 stated value per share (the "Series B Preferred Stock"), for an aggregate purchase price of $7,000,000. A portion of the net proceeds from the private placement will be used to repay approximately $3.9 million (including accrued interest) of indebtedness of the Company to GTECH Corporation. The balance of the net proceeds will be used to augment the Company's working capital and for general corporate purposes.

     The Series B Preferred Stock provides for a cumulative annual dividend of $4 per share, payable in quarterly installments of $1 per share on the last day of January, April, July and October of each year, commencing January 31, 1998. Under the terms of the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock, any holder of Series B Preferred Stock is entitled to convert 25% of the Series B Preferred Stock owned by the holder into shares of Common Stock (the "Conversion Shares") on or after the earlier (the "Initial Conversion Date") of (i) the effective date of a Registration Statement (the "Registration Statement") covering the Conversion Shares to be filed with the Securities and Exchange Commission or (ii) February 28, 1998. An additional 25% of the Series B Preferred Stock owned by a holder will become convertible on each of the dates 60, 90 and 120 days, respectively, following the Initial Conversion Date. Notwithstanding the foregoing, no holder will be entitled to convert Series B Preferred Stock to the extent that the Conversion Shares issuable upon such conversion would cause the aggregate shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the shares of Common Stock outstanding following such conversion. Any outstanding shares of the Series B Preferred Stock not converted by October 31, 2000 will automatically be converted as of such date.

     The number of Conversion Shares issuable upon conversion of each share of Series B Preferred Stock will be determined by dividing the sum of $100 plus any accrued and unpaid dividends on the Series B Preferred Stock by the "Conversion Price" then in effect. The Conversion Price will be equal to the lesser of (a) 140% of the average of the closing bid prices of the Common Stock on the American Stock Exchange on the five trading days immediately preceding the Initial Conversion Date, but in no event higher than $3.50 per share (the "Conversion Ceiling"); and (b) 85% of the lowest average of the closing bid prices of the Common Stock on any three trading days during the 20 trading days immediately preceding the conversion date. The Conversion Price and the Conversion Ceiling are subject to adjustment in certain events, including stock dividends or subdivisions or reclassifications of the Common Stock. The actual number of Conversion Shares into which the Series B Preferred Stock shall be converted will depend on the Conversion Price in effect on the relevant conversion date, but the Company will not be required to issue Conversion Shares to the extent that it is prohibited from doing so by applicable law or the rules or regulations of the American Stock Exchange or other exchange on which the Common Stock is then traded. Consequently, the Company will not issue any Conversion Shares if, as a consequence of such issuance and all prior issuances of Conversion Shares, the aggregate number of Conversion Shares would exceed 19.9% of the Common Stock outstanding as of October 31, 1997. In such event, the holder may elect to have the Company either (i) redeem the Series B Preferred Stock for cash at the redemption price described below, (ii) rescind the conversion and retain the Series B Preferred Stock, subject to the future right to convert on the terms described herein or (iii) issue shares of Common Stock at a conversion price equal to the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date on which the Company receives the holder's election.

     The Company's sale of Series B Preferred Stock described above was not registered under the Securities Act of 1933 (the "Act") in reliance on exemptions from registration under the Act for offers

                                      2.
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and sales not involving a public offering. As a result, neither the Series B
Preferred Stock nor any Conversion Shares may be resold or transferred unless subsequently registered under the Act or an exemption from such registration is available. In this connection, the Company has agreed to file on behalf of the Series B Preferred Stock holders a Registration Statement under the Act covering the resale of the Conversion Shares.

     If a Registration Statement under the Act covering the resale of the Conversion Shares has not been declared effective on or before February 28, 1998, the Company will be required to pay the holders of the Series B Preferred Stock, in cash, certain amounts until the Registration Statement is declared effective, as follows: (i) for the 30-day period beginning March 1, 1998, an amount equal to 1% of the quotient of $100 plus any accrued but unpaid dividends, divided by the Conversion Price, for each share of Series B Preferred Stock; and (ii) for each consecutive 30-day period beginning April 1, 1998, an amount equal to 2% of the quotient of $100 plus any accrued and unpaid dividends, divided by the Conversion Price, for each share of Series B Preferred Stock. Moreover, in the event the Registration Statement shall not have been declared effective on or before May 29, 1998, the Company will be required to redeem the Series B Preferred Stock for cash at a redemption price per share of Series B Preferred Stock equal to the number of Conversion Shares then issuable upon conversion of a share of Series B Preferred Stock multiplied by the average of the closing bid prices of the Common Stock on the five trading days preceding May 29, 1998.

     The terms of the sales of shares described above were determined by arm's-length negotiations between the Company and the investors or their representatives. The investors and the representatives are not affiliated with the Company or any of its officers, directors or affiliates.

                                      3.
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Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     (c)  Exhibits.

     The following exhibits included with this report are made part hereof:

     4.1 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of NTN Communications, Inc.

     10.1 Securities Purchase Agreement, dated October 31, 1997, by and among NTN Communications, Inc., Stark International and Shephard International Investments, Ltd.

                                      4.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NTN COMMUNICATIONS, INC.



Date: November 6, 1997              By /S/ Gerald Sokol, Jr.
                                      ----------------------------------------
                                      Gerald Sokol, Jr.
                                      Chief Executive Officer and President

                                      5.
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                                 EXHIBIT INDEX


 Exhibit                                                              Sequential
   No.                           Description                          Page No.
---------  -------------------------------------------------------  ------------

4.1        Certificate of Designations, Preferences and Rights of
           Series B Convertible Preferred Stock of NTN
           Communications, Inc.

10.2 Securities Purchase Agreement, dated October 31, 1997, by and among NTN Communications, Inc., Stark
           International and Shephard International Investments,
           Ltd.

                                      6.